EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On March 14, 2006, Hydrogen Power International, Inc. (formerly known as Equitex, Inc.) (“HPII” or the “Company”) acquired all of the outstanding capital stock of Hydrogen Power, Inc. (“HPI”). The purchase price of HPI consisted of the issuance of 2,338,990 shares of the Company’s common stock and the Company has reserved 132,122 shares to be issued upon exercise of options to purchase 1,550,000 shares of HPI common stock outstanding immediately prior to the time of the merger. These shares were valued at $9,909,159 based on the market price of the Company’s common stock of $4.01 on July 6, 2005 (the date the terms of the merger agreement was agreed to by the Company and the HPI shareholders). Pursuant to a Share Exchange Agreement dated December 5, 2005 with a shareholder of HPI, prior to the effective date of the merger, the Company issued 700,000 shares of its common stock in exchange for 850,000 shares of HPI common stock. These shares were valued at $2,526,300, which represented a 10% discount to the July 6, 2005, market price. The discount was applied to recognize restrictions on the marketability of the common stock issued. Additionally, the Company recorded acquisition costs of $227,162 in connection with the transaction.

The Company also issued warrants to purchase up to 1,600,000 shares of HPII common stock at an exercise price of $3.00 per share in exchange for all outstanding warrants of HPI at the date of merger. The warrants are exercisable for the remainder of the unexpired term of the original HPI warrants through February 2007. The warrants were valued at $4,246,400 based on the Black-Scholes option pricing model.

The Company also issued to the stockholders of HPI 300,000 shares of its Series L Preferred Stock (the “Preferred Stock”). The Preferred Stock is convertible into HPII common stock in three equal installments of 100,000 shares each (referred to as the L-1, L-2 and L-3 Preferred Stock, respectively), on the 180th, 270th and 360th day following closing of the merger, respectively, with each installment convertible into 40% of HPII common stock outstanding immediately prior to such conversion. The conversion of the Preferred Stock is subject to the achievement by HPI of certain performance benchmarks as defined in the Certificate of Designation of Series L Preferred Stock, the satisfaction of which is to be determined by HPII in its sole discretion. In the event all three series of Series L Preferred Stock are converted into HPII common stock, the former stockholders of HPI would own approximately 73% of HPII’s common stock on a post-transaction basis (assuming that HPII does not, prior to the conversion of the L-3 Preferred Stock, issue any additional shares of common stock other than pursuant to conversion of the Series L Preferred Stock).

The Company also entered into an employment agreement with HPI’s Chief Executive Officer (the “CEO”), effective with the closing, which provides the CEO an annual base salary of $350,000. The term of the agreement is for five years and the compensation is to be reviewed annually.

As part of the Agreement, HPII loaned to HPI an aggregate of $3,000,000, which HPII obtained though the issuance of convertible and non convertible promissory notes payable. HPII also agreed to use the proceeds from the sale of certain of its assets, if any, and from the exercise, if any, of existing HPII warrants toward the development and exploitation of HPI’s technology.

On January 31, 2006, FastFunds Financial Corporation (“FFFC”), a majority-owned subsidiary of the Company, completed a sale of substantially all of its assets (the “Asset Sale”). As a result of the Asset Sale, the operations of FFFC were presented as discontinued operations in the Company’s statement of operations for the year ended December 31, 2005. The loss from discontinued operations, net of income taxes of $6,251,804 for the year ended December 31, 2005, is not included in the condensed historical financial statements that are used as the starting point for the pro forma presentation included herein.

HPI, a development stage company incorporated in Delaware in December 2003, began operations in 2004. HPI is based in Seattle and has licensed a patented technology for producing hydrogen gas in process called “Hydrogen Now”. The Hydrogen Now system creates pure hydrogen from the chemistry of aluminum and water. The process safely generates pure hydrogen providing increased access to hydrogen. Hydrogen Now can be used to generate on-site and on-demand without electricity, thus avoiding transportation and storage problems. HPI plans to market a portable hydrogen generator for the purpose of replenishing hydrogen fuel cells and vehicle fuel stations at a sale and dependable pressure.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of HPI (included herein) as well as those of HPII. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained has such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the management of the Company believes are reasonable.

A preliminary allocation of the purchase price of HPI has been made to unidentified intangible assets. The actual allocation of the purchase price and resulting effect on income (loss) from operations may differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the management of the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma condensed consolidated financial statements are subject to change, and the final amounts may differ substantially.

HYDROGEN POWER INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005

	Historical

	Hydrogen Power
	International
	Inc. and	Hydrogen	Pro forma
	subsidiaries	Power, Inc.	adjustments		Pro forma

Credit card income, net of provision for losses	$196,899				$196,899
Corporate selling, general and administrative	4,678,472	$2,752,463	$1,000,000	(A)	8,430,935

Loss from operations	(4,481,573)	(2,752,463)	(1,000,000)		(8,234,036)

Other income (expense):
Interest expense	(574,659)	(184,720)	60,904	(C)	(698,475)
Interest income	19,799	30,841			50,640

	(554,860)	(153,879)	60,904		(647,835)

Loss from continuing operations before income taxes	(5,036,433)	(2,906,342)	(939,096)		(8,881,871)
Income tax benefit	2,446,000				2,446,000

Net loss	(2,590,433)	(2,906,342)	(939,096)		(6,435,871)
Accretion of preferred stock	(219,300)				(219,300)
Deemed preferred stock dividends	(200,788)				(200,788)
Exchange of Series G and I convertible
preferred stock in excess of carrying value	(212,000)				(212,000)

Net loss applicable to common stockholders	$(3,222,521)	$(2,906,342)	$(939,096)		$(7,067,959)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.47)				$(0.71)

Weighted average number of common
shares outstanding, basic and diluted	6,809,711		3,153,852	(B)	9,963,563

HYDROGEN POWER INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

(A)
The purchase price for the acquisition of all of the outstanding common stock of Hydrogen Power, Inc. reflects the issuance of a) 2,471,112 shares of the Company’s common stock valued at approximately $9,909,159, which is based upon the quoted market price of the Company’s common stock on July 6, 2005 ($4.01 per share), the date of the terms of the Agreement were agreed to by the Company and the selling shareholders, b) 700,000 shares of the Company’s common stock issued pursuant to a Share Exchange Agreement, prior to the effective date of the merger, in exchange for 850,000 shares of HPI common stock. These shares were valued at $2,526,300, which represented a 10% discount to the July 6, 2005 market price, c) warrants to purchase 1,600,000 shares of the Company's common stock, exercisable at $3.00 per share through February 2007 (valued at $4,246,400 based upon the Black-Scholes option pricing model) and d) transaction costs of $227,162. The purchase price and preliminary adjustments to historical book value are as follows:

Purchase price:

Estimated fair value of common stock and warrants issued	$16,909,021
Book value of net assets acquired as of December 31, 2005	(16,670)

Purchase price in excess of net assets acquired	$16,892,351

Preliminary allocation of purchase price in excess of net assets acquired:

Estimated fair value of unidentifiable intangible assets	$16,892,351

(A)
This entry is recorded to recognize amortization expense on the unidentified intangible assets. Amortization expense is calculated based on a straight-line method over an estimated useful life of 17 years, which results in pro forma amortization expense of approximately $1,000,000 for the year ended December 31, 2005.

(B)
These entries are recorded to reflect the pro forma weighted average number of common shares outstanding, which includes 2,471,112 shares issued upon the acquisition of HPI. Stock options, warrants and common stock underlying convertible promissory notes are not considered in the calculation for the year ended December 31, 2005, as the impact of the potential common shares would be to decrease loss per share.

(C)	These entries are recorded to eliminate the interest expense recorded on HPI’s historical results related to the $3 million loan from HPII, as in consolidation there would be no expense.